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EXHIBIT 99.1



                         NEVADA GOLD & CASINOS ANNOUNCES
                     FOURTH QUARTER AND FISCAL 2003 RESULTS



Houston, TX - June 19, 2003 - Nevada Gold & Casinos, Inc. (AMEX: UWN) today announced financial results for the fourth quarter and fiscal year ended March 31, 2003.

Highlights for the fourth quarter ended March 31, 2003 compared to the prior year period included:

         o    Revenue increased 256% to $1.2 million

         o Equity in earnings from Isle of Capri-Black Hawk (IC-BH) increased 5.0% to $2.2 million

         o Net income increased 17.5% to $1.3 million, or $0.10 per fully-diluted share

Highlights for the 2003 fiscal year compared to the 2002 fiscal year included:

         o    Revenue increased 359% to $4.1 million

         o    Equity in earnings from IC-BH increased 23.1% to $9.5 million

         o Net income, excluding the extraordinary loss on the extinguishment of debt last year, increased 41.9% to $5.8 million, or $0.46 per fully-diluted share

H. Thomas Winn, Chairman, President & CEO of Nevada Gold & Casinos, Inc. commented, "Our financial results continue to be driven by our core asset the Isle of Capri Black Hawk. The property's results were up despite unusually harsh weather conditions during the quarter. The acquisition of Colorado Central Station Casino in Black Hawk and Colorado Grande Casino in Cripple Creek has put us in a very strong competitive position."

For the fourth quarter of fiscal 2003, revenues increased 256% to $1,194,551 compared to $335,386 in the fourth quarter of fiscal 2002. The Company's equity in earnings from Isle of Capri-Black Hawk (IC-BH), the company's joint venture with Isle of Capri Casinos, rose 5.0% to $2,155,074, from $2,052,617 in the prior year period. IC-BH's fourth quarter earnings before interest, taxes, depreciation and amortization ("EBITDA"), increased 19.2%, to $10.2 million compared to $8.6 million in the prior year period. A reconciliation of EBITDA to net income is provided in the attached financial statements.

Net income for the fourth quarter was $1,287,980 compared to $1,095,673 in the fourth quarter of fiscal 2002. Net income per diluted common share was $0.10, compared to $0.10 in the fourth quarter of fiscal 2002. Diluted weighted average common shares outstanding in the fourth quarter were 12.9 million compared to 12 million in the prior year period.

Fiscal 2003 revenues increased 358% to $4,078,495 compared to $889,433 in fiscal 2002. The Company's equity in earnings from IC-BH, rose 23.1% to $9,450,807, from $7,676,420 compared to the prior year. IC-BH's earnings before interest, taxes, depreciation and amortization ("EBITDA"), increased 6%, to $38.9 million, compared

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to $36.6 million in the prior year period.

Net income for fiscal 2003 was $5,808,787 compared to $2,171,476 in fiscal 2002. Net income in fiscal 2002 included extraordinary losses of $1.9 million due to the early extinguishment of debt. Net income per diluted common share was $0.46, compared to $0.19 (or $0.35 excluding the extraordinary losses) in fiscal 2002. Diluted weighted average common shares outstanding in the fourth quarter were 13 million compared to 12 million in the prior year.

"We expect the Dry Creek Casino, LLC to make a partial first quarter contribution as we are now receiving income from the project effective June 1st. We also expect to be able to assist River Rock with obtaining financing for additional property improvements as well as refinancing all or a significant portion of the current outstanding debt this fiscal year. We remain excited about the potential of the River Rock Casino and look forward to its future contributions to our financial results," concluded Mr. Winn.

Nevada Gold & Casinos, Inc. of Houston, Texas is a developer of gaming properties, and has real estate interests in Colorado, California, and Nevada. UWN owns a 43% interest in The Isle of Capri-Black Hawk LLC, which owns Isle of Capri Casino, a 237-room hotel/casino and Colorado Central Station Casino (both located in Black Hawk, Colorado about 35 miles west of Denver) and Colorado Grande Casino, located in Cripple Creek, Colorado. The LLC is a joint venture with Isle of Capri Casinos, Inc. (Nasdaq: ISLE). UWN has 69% ownership of Dry Creek Casino, LLC, which is assisting the Dry Creek Rancheria Band of Pomo Indians with their River Rock Casino, Alexander Valley, Sonoma County, California (about 70 miles north of San Francisco in the California wine country). Also, UWN has 51% ownership of Route 66 Casinos, LLC, which is assisting the Pueblo of Laguna in the development of a Route 66-themed casino 11 miles west of Albuquerque, New Mexico -- planned for opening in 2003.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate", "believe", "expect", "future", "intend", "plan", and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

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                           NEVADA GOLD & CASINOS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                               Year Ended March 31,
                                        -------------------------------
                                            2003               2002
                                        -------------      ------------
REVENUES
Royalty income                          $      50,000      $     40,000
Lease income                                    3,500             5,600
Gaming lease income                           493,615                 -
Gain on land sales                            589,916            14,575
Interest income                             2,892,638           739,772
Other income                                   48,826            89,486
                                        -------------      ------------

TOTAL REVENUES                              4,078,495           889,433
                                        -------------      ------------
EXPENSES
General and administrative                  1,002,790           662,710
Interest expense                            2,201,685           912,231
Salaries                                      920,175           722,753
Legal and professional fees                   682,391           326,706
Write-off of capitalized
  development cost                            238,437           42,455
Other                                         110,997           80,084
                                        -------------      ------------

TOTAL EXPENSES                              5,156,475         2,746,939
                                        -------------      ------------

EQUITY IN EARNINGS OF ISLE OF
  CAPRI BLACK HAWK                          9,450,807         7,676,420
EQUITY IN EARNINGS OF RCI                           -                 -
MINORITY INTEREST                            (137,175)          (36,051)
                                        -------------      ------------

Net income before federal income
  tax (provision) benefit and
  extraordinary item                        8,235,652         5,782,863

Federal income tax (provision) benefit     (2,426,865)       (1,690,411)
                                        -------------      ------------

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Net income before extraordinary item        5,808,787         4,092,452

Extraordinary loss on extinguishment
   of debt, net of applicable income
   tax benefit of $989,594 in 2002                  -        (1,920,976)
                                        -------------      ------------

Net income                              $   5,808,787      $  2,171,476
                                        =============      ============
PER SHARE INFORMATION
Net income                              $   5,808,787      $  2,171,476

Net income available to
   common shareholders                  $   5,808,787      $  2,171,476
                                        =============      ============
Net income per common share - basic
   Income before extraordinary item     $       0.53       $       0.39
   Extraordinary loss, net                         -              (0.18)
                                        ------------       ------------
   Net income                           $       0.53       $       0.21
                                        =============      ============
Net income per common share - diluted
   Income before extraordinary item     $       0.46       $       0.35
   Extraordinary loss, net                         -              (0.16)
                                        ------------       ------------
   Net income                           $       0.46       $       0.19
                                        =============      ============
Basic weighted average number of
  common shares outstanding                10,969,287        10,481,129
                                        =============      ============

Diluted weighted average number
  of common shares outstanding             12,953,797        12,022,225
                                        =============      ============

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                           NEVADA GOLD & CASINOS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                           Three Months Ended March 31,
                                      --------------------------------------
                                           2003                      2002
                                      --------------             -------------
REVENUES
Royalty income                        $       13,500             $      12,600
Gaming lease income                          145,516                         -
Interest income                            1,022,416                   297,819
Other income                                  13,120                    24,967
                                      --------------             -------------
TOTAL REVENUES                             1,194,552                   335,386
                                      --------------             -------------
EXPENSES
General and administrative                   265,363                   151,137
Interest expense                             768,917                   234,934
Salaries                                     229,648                   153,027
Legal and professional fees                  152,491                   101,234
Other                                         16,329                    21,517
                                      --------------             -------------

TOTAL EXPENSES                             1,432,748                   704,305
                                      --------------             -------------

EQUITY IN EARNINGS OF ISLE OF
  CAPRI BLACK HAWK                         2,155,074                 2,052,617
EQUITY IN EARNINGS OF RCI                          -                         -
MINORITY INTEREST                             (4,803)                  (23,587)
                                      --------------             -------------

Net income before federal income
  tax (provision) benefit and
  and extraordinary item                   1,912,075                 1,660,111

Federal income tax (provision)
  benefit                                   (624,095)                 (564,438)
                                      --------------             -------------

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Net income                            $    1,287,980             $   1,095,673
                                      ==============             =============
PER SHARE INFORMATION
Net income                            $    1,287,980             $   1,095,673

Net income available to
   common                             $    1,287,980             $   1,095,673
   shareholders
                                      ==============             =============

Net income per common share - basic

Net income                            $        0.12               $       0.10
                                      =============               ============

Net income per common share - diluted

   Net income                         $        0.10               $       0.10
                                      =============               ============

Basic weighted average number of
  common shares outstanding              10,969,287                 10,481,129
                                      =============               ============

Diluted weighted average number
  of common shares outstanding           12,882,450                 12,022,225
                                      =============               ============

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                           NEVADA GOLD & CASINOS, INC.
                 RECONCILIATION OF IC-BH'S NET INCOME TO EBITDA
                                   (UNAUDITED)

                                                      APRIL 27,                     APRIL 28,
                                                        2003                         2002
                                                  -----------------            ------------------
RECONCILE EBITDA YTD TO NET INCOME YTD             (IN THOUSANDS)                (IN THOUSANDS)
--------------------------------------
EBITDA                                                      38,856                        36,644
Management fees                                              5,197                         4,805
Depreciation and amortization                                5,855                         4,266
Interest expense                                           (5,629)                        (9,892)
Interest income                                                 14                           171
Income tax provision                                           210                             -
Extraordinary loss                                               -                        (6,769)(1)
                                                     -------------                --------------
Net income                                           $      21,979                $       11,083
                                                     =============                ==============
RECONCILE EBITDA 4QTD TO NET INCOME 4QTD
----------------------------------------
EBITDA                                                      10,240                         8,589
Management fees                                              1,693                         1,189
Depreciation and amortization                                1,905                         1,160
Interest expense                                           (1,417)                        (1,474)
Interest income                                                                                1                             5
Income tax provision                                                                         210                             -
Extraordinary loss                                                                            -                             -
                                                     -------------                --------------
Net income                                           $       5,016                $        4,771
                                                     =============                ==============

(1)    related to refinancing of IC-BH's $75 million loan